UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2025

Lantern Pharma Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39318	46-3973463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1920 McKinney Avenue, 7th Floor Dallas, Texas 75201
(Address of principal executive offices)

(972) 277-1136

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $0.0001	LTRN	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2025, the Board of Directors (“Board”) of Lantern Pharma Inc. (the “Company”), acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Lee T. Schalop, M.D. to the Board. In 2009, Dr. Schalop was a co-founder of Oncoceutics, Inc., a clinical-stage drug discovery and development company, and served in various executive roles at Oncoceutics from 2009 to 2021, including Chief Business Officer from 2009 to 2016, Chief Operating Officer from 2016 to 2020 and Chief Executive Officer from 2020 to January 2021, at which time Oncoceutuics was sold to Chimerix Inc. (NASD: CMRX) for $450 million. Prior to co-founding Oncoceutics, Dr. Schalop attended the Albert Einstein College of Medicine, graduating with a doctor of medicine degree in 2008. Before attending medical school, Dr. Schalop spent more than 19 years in the financial industry at several major Wall Street firms, including Morgan Stanley, J.P. Morgan, Credit Suisse and Banc of America Securities, including serving as an investment banker from 1985 to 1993 and a research analyst from 1993 to 2004. Dr. Schalop serves on the Supervisory Board of TME Pharma N.V. (Euronext Growth Paris: ALTME), and he served as a Board Observer at Chimerix Inc. until its sale to Jazz Pharmaceuticals in April 2025. He also sits on the advisory board of the Vagelos Program in Life Sciences and Management at the University of Pennsylvania. He is a summa cum laude graduate of the University of Pennsylvania where he earned dual degrees from the University’s Wharton School and College of Arts and Sciences.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2025, the Board approved an amendment to the Company’s By-laws (the “By-laws”), effective immediately. The amendment modified the provisions for determining a quorum for a meeting of stockholders of the Company and effectively reduced the quorum requirement from a majority of the shares entitled to vote at the meeting to one-third (33.33%) of the shares entitled to vote at the meeting. Pursuant to the amendment, Section 2.07 of the By-laws was deleted in its entirety and replaced with the following:

“Section 2.07 Quorum. Unless otherwise provided by law or the Corporation’s Certificate of Incorporation, one-third (33.33%) of the outstanding shares entitled to vote, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum at a meeting of stockholders. Except as otherwise required by law, abstentions and broker non-votes shall be counted to determine whether a quorum is present. In the absence of a quorum, the meeting may be adjourned, from time to time, by the chairman of the meeting or by vote of a majority of the shares so represented without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.”

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 3.2	Amendment No. 2 to By-laws of Lantern Pharma Inc.	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTERN PHARMA INC.

Dated: July 29, 2025	/s/ David R. Margrave
David R. Margrave,
Chief Financial Officer